                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 19, 2001, included in the Proxy Statement of Transworld Healthcare, Inc. that is made a part of the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-87304) and Prospectus of Transworld Healthcare, Inc. for the registration of 10,137,136 shares of its common stock and 7,773,660 shares of its Series A Preferred Stock.

                                                 /s/ Ernst & Young LLP

New York, New York
May 17, 2002